Exhibit 99.1

Press Release

For Immediate Release

For Details Contact:		40W267 Keslinger Road
Edward J. Richardson	Robert J. Ben	PO BOX 393
Chairman and CEO	EVP & CFO	LaFox, IL 60147-0393 USA
Phone: (630) 208-2205	(630) 208-2203	(630) 208-2200 | Fax: (630) 208-2550

RICHARDSON ELECTRONICS REPORTS THIRD QUARTER FISCAL 2021 NET INCOME OF $0.2 MILLION AND NON-GAAP NET INCOME* OF $1.8 MILLION; DECLARES QUARTERLY CASH DIVIDEND

        Healthcare, PMG and Semiconductor Wafer Fab Revenues Grow Versus Q3 FY20; Higher

     ALTA750 TM Tube Sales

Q3 and FY21 Highlights

•	Net sales of $45.2 million were up 18.3% from last year’s third quarter and up 6.6% over the second quarter of fiscal 2021.
•	Sales increased for Healthcare, PMG and Semiconductor Wafer Fabrication Equipment products in the third quarter of fiscal 2021 versus the third quarter of fiscal 2020.
•	Gross margin improved to 34.9% of net sales for the third quarter of fiscal 2021 versus 33.1% of net sales in the prior year’s third quarter due to a favorable product mix.
•

Operating expenses increased $2.8 million to $15.5 million compared to the prior year’s third quarter. This increase included a one-time cost of $1.6 million for a legal settlement with Varex Imaging Corporation. Richardson did not admit liability, but wanted to move forward selling its ALTA750 TM tubes and avoid further legal expenses. Employee incentive expense also increased due to the substantially improved performance and legal fees increased by $0.3 million.

•	Operating income was $0.3 million and Non-GAAP operating income* was $1.9 million compared to an operating income of $11,000 in last year’s third quarter.
•	Earnings per common share (diluted) was $0.02 and Non-GAAP earnings per common share (diluted)* was $0.14 for the third quarter of fiscal 2021.
•	Cash and investments were $47.4 million as of February 27, 2021 versus $46.0 million on November 28, 2020 and $43.9 million on February 29, 2020.

LaFox, IL, APRIL 7, 2021: Richardson Electronics, Ltd. (NASDAQ: RELL) today reported financial results for its third quarter ended February 27, 2021. The Company also announced that its Board of Directors declared a $0.06 per share quarterly cash dividend.

Third Quarter Results

Net sales for the third quarter of fiscal 2021 increased 18.3% to $45.2 million compared to net sales of $38.2 million in the prior year’s third quarter primarily due to higher net sales for Richardson Healthcare and PMT, partially offset by lower net sales for Canvys. Richardson Electronics is an “essential business” and continued operating its manufacturing and distribution businesses on a global basis throughout the COVID-19 pandemic under strict safety guidelines. Richardson Healthcare sales increased $0.9 million or 41.7% primarily due to an increase in demand for the ALTA750 TM Tubes, reflecting the highest quantity sold in any quarter. In addition, pre-owned CT scanner sales increased in Latin America. PMT sales increased $6.2 million or 21.6% from last year’s third quarter because of higher sales of semiconductor wafer fab equipment specialty products as well as power conversion and RF and microwave components. Power grid tube sales continued to be negatively impacted by the pandemic, however sales of certain product lines increased from the third quarter of fiscal 2020. Canvys sales decreased by $0.1 million or 1.7% due to temporary decreased customer demand in Europe related to COVID-19, partially offset by an increase in North American sales. No customers were lost.

Gross margin improved to 34.9% of net sales during the third quarter of fiscal 2021 compared to 33.1% of net sales during the third quarter of fiscal 2020. PMT margin increased to 34.9% from 32.8% due to a favorable product mix. Canvys margin as a percent of net sales increased to 35.2% from 32.8% also because of its product mix. Healthcare margin as a percent of net sales was 33.0% in the third quarter of fiscal 2021 compared to 38.3% in the prior year’s third quarter primarily due to a smaller percentage of replacement parts sales.

Operating expenses were $15.5 million and Non-GAAP operating expenses* were $13.9 million in the third quarter of fiscal 2021 compared to $12.7 million in the third quarter of fiscal 2020. The increase in Non-GAAP operating expenses resulted from higher employee compensation expense and legal fees, partially offset by lower travel expenses. Throughout the pandemic, the Company decided to support its employees through regular merit increases and incentive plans, and by avoiding layoffs or furloughs.

As a result, the Company reported an operating income of $0.3 million and Non-GAAP operating income* of $1.9 million for the third quarter of fiscal 2021 compared to an operating income of $11,000 in the prior year’s third quarter. Other expense for the third quarter of fiscal 2021, including interest income and foreign exchange, was less than $0.1 million, compared to other income of $0.1 million in the third quarter of fiscal 2020.

The income tax provision of $0.1 million for the third quarter of fiscal 2021 reflected a provision for foreign income taxes, which was lower than the prior year’s third quarter, and the offset of a U.S. tax provision against the valuation allowance. Net income for the third quarter of fiscal 2021 was $0.2 million and Non-GAAP net income was $1.8 million* compared to a net loss of $0.1 million in the third quarter of fiscal 2020. Earnings per common share (diluted) was $0.02 and Non-GAAP earnings per common share (diluted)* was $0.14 in the third quarter of fiscal 2021.

“We are pleased with the double digit sales growth in Healthcare, PMG and semiconductor wafer fab equipment products, particularly considering the current global business environment and ongoing impact of COVID-19,” said Edward J. Richardson, Chairman, Chief Executive Officer, and President. “The Richardson team deserves a lot of credit for delivering our best quarter since the fourth quarter of fiscal 2018 after adjusting for the one-time settlement cost,” he concluded.

FINANCIAL SUMMARY – NINE MONTHS ENDED FEBRUARY 27, 2021

•

Net sales for the first nine months of fiscal 2021 were $126.5 million, an increase of 6.7%, compared to net sales of $118.5 million during the first nine months of fiscal 2020. Sales increased by $9.3 million or 10.4% for PMT and $0.5 million or 7.3% for Richardson Healthcare, but decreased by $1.8 million or 8.2% for Canvys.

•

Gross margin increased to $42.5 million during the first nine months of fiscal 2021, compared to $38.3 million during the first nine months of fiscal 2020. As a percentage of net sales, gross margin increased to 33.6% of net sales during the first nine months of fiscal 2021, compared to 32.3% of net sales during the first nine months of fiscal 2020, primarily because of a favorable product mix in PMT and Canvys, as well as improved manufacturing efficiencies for PMT.
•

Operating expenses increased to $41.9 million and Non-GAAP operating expenses* to $40.3 million for the first nine months of fiscal 2021, compared to $38.7 million for the first nine months of fiscal 2020. The increase in Non-GAAP operating expenses resulted from higher employee compensation expense and legal fees, partially offset by lower travel and consulting expenses.

•

Operating income was $0.6 million and Non-GAAP operating income* was $2.2 million during the first nine months of fiscal 2021, compared to an operating loss of $0.4 million during the first nine months of fiscal 2020.

•

Other expense for the first nine months of fiscal 2021, including interest income and foreign exchange, was $0.5 million, as compared to other income of $0.2 million in the first nine months of fiscal 2020.

•

The income tax provision of $0.2 million during the first nine months of fiscal 2021 reflected a provision for foreign income taxes, which was lower than in the prior year’s first nine months, and the offset of a U.S. tax benefit against the valuation allowance.

•

Net loss for the first nine months of fiscal 2021 was $0.2 million and Non-GAAP net income* was $1.4 million, compared to a net loss of $0.6 million during the first nine months of fiscal 2020. Loss per common share (diluted) for the first nine months of fiscal 2021 was $0.02 and Non-GAAP earnings per common share (diluted)* was $0.11.

*Please refer to Unaudited Reconciliation between GAAP and Non-GAAP Financial Measures below for a reconciliation of Non-GAAP items to the comparable GAAP measures.

CASH DIVIDEND AND POSITION

The Company also announced today that its Board of Directors declared a $0.06 quarterly dividend per share to holders of common stock and a $0.054 cash dividend per share to holders of Class B common stock. The dividend will be payable on May 26, 2021, to common stockholders of record as of May 5, 2021.

Cash and investments at the end of the third quarter of fiscal 2021 were $47.4 million compared to $46.0 million at the end of the second quarter of fiscal 2021 and $43.9 million at the end of the third quarter of fiscal 2020. The Company spent $0.6 million during the quarter on capital expenditures primarily related to its Healthcare business and IT System, versus $0.4 million during the third quarter of fiscal 2020.

NON-GAAP FINANCIAL MEASURES

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, the Company has provided information regarding “Non-GAAP net income,” “Non-GAAP operating income,” “Non-GAAP earnings per common share (diluted)” and “Non-GAAP operating expenses” (each, a Non-GAAP financial measure). These Non-GAAP financial measures exclude a one-time cost in connection with a legal settlement from the most directly comparable financial measures calculated and presented in accordance with GAAP.

Management believes that the disclosure of these Non-GAAP financial measures provides useful information to investors because the Non-GAAP financial measures are useful measures in assessing the Company’s financial performance by excluding a special item that is not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Our management uses these Non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. The Non-GAAP financial measures presented herein, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

CONFERENCE CALL INFORMATION

On Thursday, April 8, 2021, at 9:00 a.m. CDT, Edward J. Richardson, Chairman and Chief Executive Officer, and Robert J. Ben, Chief Financial Officer, will host a conference call to discuss the Company’s third quarter fiscal year 2021 results.  A question and answer session will be included as part of the call’s agenda.

Participant Instructions

To listen to the call, please dial (USA/CANADA) (866) 784-8065 or (International) (602) 563-8684 and enter Conference ID: 5986675 approximately five minutes before the start of the call.  A replay of the call will be available beginning at 1:00 p.m. CDT on April 8, 2021, for seven days.  The telephone number for the replay is (800) 585-8367; Conference ID: 5986675.

FORWARD-LOOKING STATEMENTS

This release includes certain “forward-looking” statements as defined by the Securities and Exchange Commission. Statements in this press release regarding the Company’s business that are not historical facts represent “forward-looking” statements that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K filed on August 3, 2020, and other reports we file with the Securities and Exchange Commission. The Company assumes no responsibility to update the “forward-looking” statements in this release as a result of new information, future events or otherwise.

ABOUT RICHARDSON ELECTRONICS, LTD.

Richardson Electronics, Ltd. is a leading global provider of engineered solutions, power grid and microwave tubes and related consumables; power conversion and RF and microwave components; high value flat panel detector solutions, replacement parts, tubes and service training for diagnostic imaging equipment; and customized display solutions. We serve customers in the alternative energy, healthcare, aviation, broadcast, communications, industrial, marine, medical, military, scientific and semiconductor markets. The Company’s strategy is to provide specialized technical expertise and “engineered solutions” based on our core engineering and manufacturing capabilities. The Company provides solutions and adds value through design-in support, systems integration, prototype design and manufacturing, testing, logistics and aftermarket technical service and repair through its global infrastructure. More information is available at www.rell.com.

Richardson Electronics Ltd. common stock trades on the NASDAQ Global Select Market under the ticker symbol RELL.

Richardson Electronics, Ltd.

Consolidated Balance Sheets

(in thousands, except per share amounts)

	Unaudited	Audited
	February 27, 2021	May 30, 2020
Assets
Current assets:
Cash and cash equivalents	$38,407	$30,535
Accounts receivable, less allowance of $270 and $334, respectively	21,880	20,197
Inventories, net	59,425	57,492
Prepaid expenses and other assets	2,334	2,442
Investments - current	9,000	16,000
Total current assets	131,046	126,666
Non-current assets:
Property, plant and equipment, net	17,098	17,674
Intangible assets, net	2,330	2,505
Lease ROU asset	2,971	3,419
Non-current deferred income taxes	522	456
Total non-current assets	22,921	24,054
Total assets	$153,967	$150,720
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,572	$17,372
Accrued liabilities	14,846	10,324
Lease liability current	1,239	1,485
Total current liabilities	31,657	29,181
Non-current liabilities:
Non-current deferred income tax liabilities	173	161
Lease liability non-current	1,629	1,941
Other non-current liabilities	923	777
Total non-current liabilities	2,725	2,879
Total liabilities	34,382	32,060
Stockholders’ equity
Common stock, $0.05 par value; issued and outstanding 11,111 shares on February 27, 2021 and 11,038 shares on May 30, 2020	556	552
Class B common stock, convertible, $0.05 par value; issued and outstanding 2,097 shares on February 27, 2021 and May 30, 2020	105	105
Preferred stock, $1.00 par value, no shares issued	—	—
Additional paid-in-capital	62,274	61,749
Retained earnings	52,194	54,764
Accumulated other comprehensive income	4,456	1,490
Total stockholders’ equity	119,585	118,660
Total liabilities and stockholders’ equity	$153,967	$150,720

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Comprehensive Income (Loss)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Statements of Comprehensive Income (Loss)
Net sales	$45,235	$38,249	$126,465	$118,536
Cost of sales	29,469	25,579	83,997	80,235
Gross profit	15,766	12,670	42,468	38,301
Selling, general and administrative expenses	15,457	12,659	41,924	38,667
(Gain) loss on disposal of assets	(6)	—	(6)	1
Operating income (loss)	315	11	550	(367)
Other expense (income):
Investment/interest income	(15)	(97)	(48)	(340)
Foreign exchange loss	65	28	650	117
Other, net	(25)	(8)	(61)	(24)
Total other expense (income)	25	(77)	541	(247)
Income (loss) before income taxes	290	88	9	(120)
Income tax provision	62	181	239	438
Net income (loss)	228	(93)	(230)	(558)
Foreign currency translation gain (loss), net of tax	353	(60)	2,966	(554)
Comprehensive income (loss)	$581	$(153)	$2,736	$(1,112)
Net income (loss) per share
Common shares - Basic	$0.02	$(0.01)	$(0.02)	$(0.04)
Class B common shares - Basic	$0.02	$(0.01)	$(0.02)	$(0.04)
Common shares - Diluted	$0.02	$(0.01)	$(0.02)	$(0.04)
Class B common shares - Diluted	$0.02	$(0.01)	$(0.02)	$(0.04)
Weighted average number of shares:
Common shares – Basic	11,111	11,038	11,097	11,022
Class B common shares – Basic	2,097	2,097	2,097	2,097
Common shares – Diluted	11,183	11,038	11,097	11,022
Class B common shares – Diluted	2,097	2,097	2,097	2,097
Dividends per common share	$0.060	$0.060	$0.180	$0.180
Dividends per Class B common share	$0.054	$0.054	$0.162	$0.162

Richardson Electronics, Ltd.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended		Nine Months Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Operating activities:
Net income (loss)	$228	$(93)	$(230)	$(558)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	849	856	2,595	2,514
Inventory provisions	265	221	717	502
(Gain) loss on disposal of assets	(6)	—	(6)	1
Share-based compensation expense	150	157	529	527
Deferred income taxes	3	76	(50)	51
Change in assets and liabilities:
Accounts receivable	(837)	(760)	(1,004)	1,066
Inventories	133	(754)	(875)	(4,173)
Prepaid expenses and other assets	428	(56)	156	146
Accounts payable	496	(726)	(2,027)	(2,091)
Accrued liabilities	873	152	4,285	(238)
Other	216	2	(222)	(107)
Net cash provided by (used in) operating activities	2,798	(925)	3,868	(2,360)
Investing activities:
Capital expenditures	(555)	(430)	(1,835)	(1,244)
Proceeds from maturity of investments	—	—	16,000	8,000
Purchases of investments	—	—	(9,000)	(13,000)
Net cash (used in) provided by investing activities	(555)	(430)	5,165	(6,244)
Financing activities:
Proceeds from issuance of common stock	—	—	—	59
Cash dividends paid	(780)	(776)	(2,340)	(2,326)
Payment of financing lease principal	(45)	(46)	(136)	(121)
Net cash used in financing activities	(825)	(822)	(2,476)	(2,388)
Effect of exchange rate changes on cash and cash equivalents	(34)	(2)	1,315	(152)
Increase (decrease) in cash and cash equivalents	1,384	(2,179)	7,872	(11,144)
Cash and cash equivalents at beginning of period	37,023	33,054	30,535	42,019
Cash and cash equivalents at end of period	$38,407	$30,875	$38,407	$30,875

Richardson Electronics, Ltd.

Unaudited Net Sales and Gross Profit

For the Third Quarter and First Nine Months of Fiscal 2021 and Fiscal 2020

($ in thousands)

By Strategic Business Unit:

Net Sales
	Q3 FY 2021		Q3 FY 2020	% Change
PMT	$35,237		$28,988	21.6%
Canvys	7,078		7,200	-1.7%
Healthcare	2,920		2,061	41.7%
Total	$45,235		$38,249	18.3%

	YTD FY 2021		YTD FY 2020	% Change
PMT	$98,418		$89,158	10.4%
Canvys	20,491		22,333	-8.2%
Healthcare	7,556		7,045	7.3%
Total	$126,465		$118,536	6.7%

Gross Profit
	Q3 FY 2021	% of Net Sales	Q3 FY 2020	% of Net Sales
PMT	$12,308	34.9%	$9,519	32.8%
Canvys	2,493	35.2%	2,362	32.8%
Healthcare	965	33.0%	789	38.3%
Total	$15,766	34.9%	$12,670	33.1%

	YTD FY 2021	% of Net Sales	YTD FY 2020	% of Net Sales
PMT	$33,530	34.1%	$28,547	32.0%
Canvys	7,156	34.9%	7,268	32.5%
Healthcare	1,782	23.6%	2,486	35.3%
Total	$42,468	33.6%	$38,301	32.3%

Richardson Electronics, Ltd.

Unaudited Reconciliation between GAAP and Non-GAAP Financial Measures

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	February 27, 2021	February 29, 2020	February 27, 2021	February 29, 2020
Selling, general and administrative expenses reconciliation
Selling, general and administrative expenses	$15,457	$12,659	$41,924	$38,667
Legal settlement	(1,600)	—	(1,600)	—
Non-GAAP selling, general and administrative expenses	$13,857	$12,659	$40,324	$38,667

Operating income (loss) reconciliation
Operating income (loss)	$315	$11	$550	$(367)
Legal settlement	1,600	—	1,600	—
Non-GAAP operating income (loss) reconciliation	$1,915	$11	$2,150	$(367)

Net income (loss) reconciliation
Net income (loss)	$228	$(93)	$(230)	$(558)
Legal settlement	1,600	—	1,600	—
Non-GAAP net income (loss) reconciliation	$1,828	$(93)	$1,370	$(558)

Net income (loss) per share (diluted) reconciliation
Net income (loss) per share (diluted)	$0.02	$(0.01)	$(0.02)	$(0.04)
Legal settlement	0.12	—	0.13	—
Non-GAAP net income (loss) per share (diluted) reconciliation	$0.14	$(0.01)	$0.11	$(0.04)